EXHIBIT 23.1


                            INDEPENDENT AUDITORS' CONSENT

               We consent to the incorporation by reference in this Registration Statement of RJR Nabisco Holdings Corp. ("Holdings") on Form S-3 (the "Registration Statement") of (1) our report dated February 1, 1994 (except with respect to the subsequent events discussed in Note 17, as to which the date is April 13,
          1994), included in Holdings' Registration Statement No. 33-52381 on Form S-3 ("Form S-3"), at the time such Form S-3 was declared effective by the Commission and (2) our report dated February 1, 1994 (except with respect to the subsequent event discussed in Note 17, as to which the date is February 24, 1994), appearing in the Annual Report on Form 10-K of Holdings for the year ended December 31, 1993.

               We also consent to the reference to us under the headings "Summary Historical Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.



          DELOITTE & TOUCHE LLP




          New York, New York
          January 31, 1995